Exhibit 10.1

PACER INTERNATIONAL, INC.
NONQUALIFIED DEFERRED COMPENSATION PLAN

EFFECTIVE APRIL 16, 2013

PACER INTERNATIONAL, INC.
NONQUALIFIED DEFERRED COMPENSATION PLAN

(continued)
Page

Article 5
	Accounts		5
	5.1	Accounts	5
	5.2	Investment Funds, Gains and Losses	5
Article 6
	Distributions		6
	6.1	Distributions	6
	6.2	Payment Events	6
	6.3	Timing of Payments	7
	6.4	Form of Payment	7
	6.5	Medium of Payment	7
	6.6	Substantially Equal Annual Installments	7
	6.7	Distributions upon Death	8
	6.8	Changes to Distribution Elections	8
	6.9	Acceleration or Delay in Payments	8
	6.10	Unforeseeable Emergency	8
	6.11	Domestic Relations Orders	9
	6.12	Minimum Distribution	9

Article 7
	Reserved		9
	7.1	Intentionally Omitted	9
Article 8
	Funding		9
	8.1	Prohibition Against Funding	9
	8.2	Deposits in Trust	9
Article 9
	General Provisions		10
	9.1	Administrator	10
	9.2	No Assignment of Benefits of Payments	10
	9.3	Incompetence	11
	9.4	Expenses	11
	9.5	Insolvency	11
	9.6	Amendment or Modification	11
	9.7	Plan Suspension	11
	9.8	Plan Termination	11
	9.9	Plan Termination due to a Change-in-Control	12
	9.10	Construction	12
	9.11	Governing Law	12
	9.12	Severability	12
	9.13	Headings	12
	9.14	Terms	12

(continued)
Page

9.15	Effect of Plan on Plan Sponsor and Participants	13
9.16	Plan Creates No Guaranty of Continued Employment	13
9.17	Illegality or Invalidity of Any Plan Provision	13
9.18	Effect of Payment of Plan Benefits	13
9.19	Effect of Plan Titles and Headings	13
9.20	Tax Effect and No Guarantee of Investment Returns	13
9.21	Claims and Appeals	13

PACER INTERNATIONAL, INC.
NONQUALIFIED DEFERRED COMPENSATION PLAN

Pacer International, Inc. (“Pacer” or the “Plan Sponsor”) hereby establishes the Pacer International, Inc. Non-Qualified Deferred Compensation Plan (the “Plan”). The primary purpose of the Plan is to provide a program of deferred compensation for a select group of management or highly compensated employees who meet the participation requirements set forth herein. As such, the Plan is intended to be a “top hat” plan, which is unfunded for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and to be exempt from any ERISA provision that is deemed inapplicable to an unfunded plan. This Plan is also intended to comply in form and operation with the requirements of Code Section 409A and its corresponding regulations and shall be interpreted in a manner consistent with such Code section and regulations.

Article 1
DEFINITIONS

1.1	Account
A hypothetical bookkeeping account established in the name of each Participant and maintained by the Plan Sponsor to reflect the Participant's interests under the Plan.

1.2	Administrator or Plan Administrator
The Plan Sponsor is the Plan Administrator. Applicable duties will be carried out by an individual or committee appointed by the Board or other responsible corporate officer as the agent for the Plan Sponsor.

1.3	Board
The Board of Directors of Pacer International, Inc.

1.4	Code
The Internal Revenue Code of 1986, as amended.

1.5	Covered Compensation
Covered Compensation means the compensation of an Eligible Employee that is determined by the Plan Sponsor to be eligible to be deferred for a Plan Year pursuant to a Deferral Election, which may be base salary, annual bonus and eligible long term incentive compensation. Covered Compensation shall exclude fringe benefits and amounts contributed to a 401(k) plan and to any welfare benefit plans through a reduction in compensation which are not included in gross income for the taxable year in which such amounts are contributed.

1.6	Deferrals
The portion of a Participant’s Covered Compensation that has been deferred in accordance with the Plan and the Participant’s Deferral Election as provided in Section 3.1 hereof.

1.7	Deferral Election
The separate agreement, submitted to the Administrator, by which an Eligible Employee agrees to participate in the Plan and make Deferrals thereto for a Plan Year. The Deferral Election must be made in the form determined by the Administrator, which may include electronic or online submission.

1.8	Discretionary Contribution
The amount the Plan Sponsor credits to a Participant’s Account under the Plan on behalf of a Participant, pursuant to Section 3.5 of the Plan, and not under a Deferral Election.

1.9	Effective Date
April 16, 2013.

1.10	Eligible Employee
Any highly compensated or senior officer employee on active status on the Plan Sponsor’s payroll who has been selected by the Administrator, in its sole discretion, to make a Deferral Election or to receive a Discretionary Contribution.

1.11	Employee
Any individual who is employed by or providing services to the Plan Sponsor. The term also means "service provider" as used in Treas. Reg. section 1.409A-1(f).

1.12	Investment Fund
Each investment option established by the Administrator, which serves as a means to measure value, increases or decreases with respect to a Participant’s Accounts.

1.13	Participant
An Eligible Employee who is a Participant as provided in Article 2.

1.14	Payment Event
The events set forth in Article 6.

1.15	Plan Sponsor
Pacer International, Inc.

1.16	Plan Year
Calendar year.

1.17	Section 409A

Section 409A of the Internal Revenue Code of 1986 and the applicable regulations and other guidance thereunder.

1.18	Separation from Service
Provided that such term shall be interpreted within the meaning of regulations promulgated under Section 409A, which currently requires, in general terms, that a Participant shall incur a Separation from Service upon his or her cessation of employment with the Plan Sponsor or, if sooner, upon the reduction in his or her level of services to an amount equal or less than 20% of his or her average level of bona fide services provided to the Plan Sponsor and its affiliates during the preceding 36 months.

1.19	Specified Employee
A key employee (as defined in Code section 416(i) without regard to Code section 416(i)(5)) of the Plan Sponsor (if such Plan Sponsor is publicly traded on an established securities market or otherwise). An employee is a key employee if the employee meets the requirements of Code section 416(i)(1)(A)(i), (ii) or (iii) (applied in accordance with the regulations thereunder and disregarding Code section 416(i)(5)) at any time during the 12-month period ending on December 31. The application of rules regarding a "Specified Employee" to spinoffs and mergers and nonresident alien employees shall be determined pursuant to applicable Internal Revenue Service guidance.

ARTICLE 2
PARTICIPATION

2.1	Commencement of Participation
Each Eligible Employee shall become a Participant as of the date on which his or her Deferral Election or Discretionary Contribution first becomes effective.

2.2	Loss of Eligible Employee Status
A Participant who is no longer an Eligible Employee shall not be permitted to submit a Deferral Election and all Deferrals for such Participant shall cease as of the end of the Plan Year in which such Participant is determined to no longer be an Eligible Employee. Amounts credited to the Account of a Participant who is no longer an Eligible Employee shall continue to be held pursuant to the terms of the Plan and shall be distributed as provided in Article 6.

ARTICLE 3
CONTRIBUTIONS

3.1	Deferral Elections - General
The Administrator shall determine for each Plan Year, which portion of an Eligible Employee’s Covered Compensation shall be eligible for deferral under the Plan. An Eligible Employee shall make a new Deferral Election with respect to each Plan Year.

A Participant’s Deferral Election for a Plan Year is irrevocable for that applicable Plan Year; provided, however, that a Deferral Election for a Plan Year may be canceled upon a Participant's death, Separation from Service or as required under Section 6.6 (Unforeseeable Emergency) of this Plan. Such amounts deferred under the Plan shall not be made available to such Participant, except as provided in Article 6.

3.2	Time of Election
A Deferral Election shall be void if it is not made in a timely manner as follows:

(a)
A Deferral Election must be submitted to the Administrator before the beginning of the calendar year during which the amount to be deferred will be earned. As of December 31 of each calendar year, said Deferral Election is irrevocable for the calendar year to which it relates. If determined by the Administrator, a Deferral Election to defer performance-based compensation must be made by the deadline established by the Administrator in accordance with Section 409A.

(b)
Notwithstanding the foregoing, in a year in which an Eligible Employee is first eligible to participate, and provided that such Eligible Employee is not eligible to participate in any other similar account balance arrangement subject to Section 409A, such Deferral Election may be submitted within thirty (30) days after the date on which the Eligible Employee is first eligible to participate, and such Deferral Election shall apply to Covered Compensation to be paid for services to be performed during the remainder of the calendar year after such election is made.

3.3	Deferral and Distribution Elections
The Deferral Election must specify:

(a)	The amount or percentage of Covered Compensation to be deferred, subject to any minimum and maximum amounts established by the Committee);

(b)	The Payment Event for distribution timing of the Participant's Account, subject to the provisions of the Plan;

(c)	The form of payment for the Participant's Account (lump sum or annual installments); and

(d)	The percentage or amount of the Participant's Account to be allocated to each Investment Fund available under the Plan.
If the Participant fails to properly designate the time and schedule of a distribution, the Participant’s Account shall be paid in a lump sum during the seventh month following the Employee's Separation from Service.

3.4	Additional Requirements
The Deferral Election shall comply with the following additional requirements, or as otherwise required by the Administrator in its sole discretion:

(a)	Deferrals may be made in whole percentages or stated dollar amounts with such limitations, as determined by the Administrator.

(b)	The maximum amount that may be deferred each Plan Year is one-hundred percent (100%) of the Participant’s Covered Compensation.

3.5	Discretionary Contributions
In any Plan Year the Plan Sponsor may, but need not, make a Discretionary Contribution to the Plan on behalf of a Participant in such amount as the Plan Sponsor shall determine in its sole discretion. Discretionary Contributions need not be uniform among Participants and may be conditioned on such terms and conditions, including service or performance vesting, as determined by the Administrator. The Plan Sponsor shall fix the timing and form of payment for the Discretionary Contribution at the time such amount is credited to a Participant’s Account.

ARTICLE 4
VESTING

4.1	Vesting of Accounts
A Participant shall be one-hundred percent (100%) vested in his or her Account attributable to Deferrals and any earnings or losses on the investment of such Deferrals. Notwithstanding the foregoing, the vesting schedule for Discretionary Contributions shall be established by the Administrator at the time such amount is credited to the Participant’s Account.

ARTICLE 5
ACCOUNTS

5.1	Accounts
The Administrator shall establish and maintain a bookkeeping account in the name of each Participant. The Administrator may establish more than one Account or sub-account on behalf of any Participant as deemed necessary by the Administrator for administrative purposes. Each Participant’s Account shall be credited with Deferrals (as specified in the Participant’s Deferral Election) and Discretionary Contributions, if any, and the Participant’s allocable share of any earnings or losses on the foregoing.

5.2	Investment Funds, Gains and Losses

(c)
It is the intention of the Plan Sponsor that the Plan be an unfunded "top hat plan" for highly compensated and managerial employees within the meaning of Title I of ERISA. All assets that are invested according to the Participant Accounts shall remain, until distributed to Participants (or Participant’s estate) in accordance with the terms of the Plan, assets of the Plan Sponsor and subject to its general creditors.

(d)
A Participant may designate one or more Investment Funds to serve as indices for the investment performance of such Participant’s Account in multiples of one percent (1%). The Investment Funds designated by the Participant may, in the discretion of the Administrator, be selected from a menu of insurance contracts, a Plan Sponsor Stock Fund, mutual funds and/or securities made available for such purpose by the Administrator. The Investment Funds designated as investment indices for purposes of this Section 5.2(b)

shall serve only as indices for purposes of determining the amounts credited as “gains” or “losses” with respect to a Participant’s Account. Each Participant’s Account shall be adjusted to reflect the gain or loss such Account would experience had the Account actually been invested in the specified Investment Funds at the relevant times.

(e)
The Administrator shall adjust the amounts credited to each Participant’s Account to reflect Deferrals, Discretionary Contributions, investment experience, distributions and any other appropriate adjustments.  Such adjustments shall be effective as soon as administratively feasible.

(f)
A Participant may change his or her selection of Investment Funds with respect to his or her Account by filing a new election at such times and in accordance with procedures established by the Administrator. An election shall be effective as soon as administratively feasible following the date the change is submitted on a form prescribed by the Administrator.

(g)
Notwithstanding the Participant’s ability to designate the Investment Fund in which his or her Account shall be deemed invested, Participants’ Accounts shall merely be bookkeeping entries on the Plan Sponsor’s books, and no Participant shall obtain any property right or interest in any Investment Fund.

(h)
Notwithstanding the Administrator’s discretion to select the Investment Funds from time to time, there shall be a minimum of three Investment Funds, which shall be the following, or their equivalent fund: (1) an S&P 500 index fund or similar U.S. large cap stock index; (2) a money market fund; (3) a short-term bond index fund.

ARTICLE 6
DISTRIBUTIONS

6.1	Distributions

(i)	In General. Each Participant shall designate in his or her Deferral Election the timing of his or her distribution from the choices available under Section 6.2 hereof.

(j)	Timing of Valuation. The value of a Participant's Account on the payment date shall be determined by the Administrator using a valuation date that occurs within thirty days of the payment date.

6.2	Payment Events

(a)
Unless otherwise specified in a Deferral Election, Payment of a Participant’s Deferrals (and associated notional investment returns) that are covered by the election shall be made (or commence, in the case of installments) upon the earliest to occur of the following events (each a “Payment Event”):

(i)	the distribution date or dates specified in the Deferral Election; provided that, the Participant must select from among the available dates designated by the Administrator; and

(ii)	the Participant’s Separation from Service, in up to ten annual installments.

(b)
If the Participant fails to properly designate the form or time of the distribution, the Account shall be paid in a lump-sum payment following the Participant’s Separation from Service, subject to Section 6.3.

(c)
Notwithstanding anything to the contrary in Sections 6.2 or 6.3, in the event of the death of a Participant, full distribution of all remaining Account balances shall be made to the Participant’s estate.

6.3	Timing of Payments

(a)
The distribution shall be made (or in the case of installment distribution, the first installment shall be made) within 30 days following a Payment Event, except that in the event of a distribution due to Separation from Service, any distribution (or in the case of installment distribution, the first installment) that constitutes “non-qualified deferred compensation” payable to a “specified employee”, in each case as determined within the meaning of Section 409A, shall be made during the seventh month following the Participant’s Separation from Service.

6.4	Form of Payment.

(a)
Each Participant shall specify in his or her Deferral Election the form of payment (lump sum or installments) for amounts in his or her Account that are covered by the election; provided that, if the Participant elects to have amounts paid in installments, the Participant must select from among the permissible installment schedules selected by the Administrator and set forth in the Deferral Election.

(b)	In the absence of a valid election with respect to form of payment, amounts will be paid in a single lump sum.

(c)	Payments will be made to the Participant’s most recent address, or bank routing instruction, on file with the Company.

6.5	Medium of Payment.

(a)	Any payment from a Participant's Account shall be made in cash.

6.6	Substantially Equal Annual Installments

(a)
If the Participant elects to receive installment payments upon a Payment Event, the payment of each annual installment shall be made on the anniversary of the date of the first installment payment, and the amount of the annual installment shall be adjusted on such anniversary for credits or debits to the Participant's account pursuant to Section 5.2 of the Plan. Such adjustment shall be made by dividing the balance in the relevant Account or sub-account by the number of annual installments remaining to be paid hereunder; provided that the last annual installment due under the Plan shall be the entire amount credited to such account on the date of payment.

(b)	For purposes of the Plan pursuant to Code Section 409A and regulations thereunder, each payment in a series of annual installments shall be considered a separate payment.

(c)	At each installment, Distributions shall be made ratably from each Investment Fund related to the Account (or sub-account) being distributed.

6.7	Distributions upon Death
Upon the death of a Participant (including death following commencement of installment distributions), all amounts credited to his or her Account shall be paid, as soon as administratively feasible, but in any event within 90 days, following Participant’s date of death, to his or her estate.

6.8	Changes to Distribution Elections
A Participant will be permitted to elect to change the form or timing of the distribution of the balance of his or her Account to the extent permitted and in accordance with the requirements of Section 409A(a)(4)(C), which currently include the requirement that (i) a re-deferral election may not take effect until at least twelve (12) months after such election is filed with the Plan Sponsor, (ii) an election to further defer a distribution (other than a distribution upon death or an Unforeseeable Emergency) must result in the first distribution subject to the election being made at least five (5) years after the previously elected date of distribution, and (iii) any re-deferral election affecting a distribution at a fixed date must be filed with the Plan Sponsor at least twelve (12) months before the first scheduled payment under the previous fixed date distribution election. Once an Account begins distribution, no such changes to distributions shall be permitted.

6.9	Acceleration or Delay in Payments
To the extent permitted by Section 409A, and notwithstanding any provision of the Plan to the contrary, the Administrator, in its sole discretion, may elect to (i) accelerate the time or form of payment of a benefit owed to a Participant hereunder in accordance with the terms and subject to the conditions of Treasury Regulations Section 1.409A-3(j)(4), or (ii) delay the time of payment of a benefit owed to a Participant hereunder in accordance with the terms and subject to the conditions of Treasury Regulations Section 1.409A-2(b)(7).

6.10	Unforeseeable Emergency
The Administrator shall permit an early distribution of part or all of any deferred amounts; provided, however, that such distribution shall be made only if the Administrator, in its sole discretion, determines that the Participant has experienced an Unforeseeable Emergency. An Unforeseeable Emergency is defined as a severe financial hardship resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Code Section 152(a)) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. If an Unforeseeable Emergency is determined to exist, a distribution may not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). Upon a distribution to a Participant under this

Section, the Participant’s Deferrals shall cease and no further Deferrals shall be made for such Participant for the remainder of the Plan Year and for the immediately succeeding Plan Year.

6.11	Domestic Relations Orders
The Administrator shall permit the acceleration of the time or schedule of a payment under the Plan to an individual other than a Participant as may be necessary to fulfill a domestic relations order (as defined in Code Section 414(p)(1)(B)).

6.12	Minimum Distribution
Notwithstanding any provision to the contrary, if the balance of a Participant’s Account does not exceed $17,500 (or, if greater, the applicable dollar amount under Code Section 402(g)(1)(B)) at the time of the earliest to occur of (1) a Payment Event specified in the Deferral Election or (2) Separation from Service, then the Participant shall be paid his or her Account as a single lump sum within 30 days following such Payment Event or if sooner, during the seventh month following Separation from Service. Such distribution shall result in the termination and liquidation of the Participant’s entire interest in the Plan, and all agreements, methods, programs or other arrangements with respect to which deferrals of compensation are treated as having been deferred under a single plan under the plan aggregation rules of Section 409A and regulations thereunder.

ARTICLE 7
RESERVED

7.1	Intentionally Omitted
ARTICLE 8
FUNDING

8.1	Prohibition Against Funding
Should any investment be acquired in connection with the liabilities assumed under this Plan, it is expressly understood and agreed that the Participants and beneficiaries shall not have any right with respect to, or claim against, such assets nor shall any such purchase be construed to create a trust of any kind or a fiduciary relationship between the Plan Sponsor and the Participants, their beneficiaries or any other person. Any such assets shall be and remain a part of the general, unpledged, unrestricted assets of the Plan Sponsor, subject to the claims of its general creditors. It is the express intention of the parties hereto that this arrangement shall be unfunded for tax purposes. Each Participant shall be required to look to the provisions of this Plan and to the Plan Sponsor itself for enforcement of any and all benefits due under this Plan, and to the extent any such person acquires a right to receive payment under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Plan Sponsor.

8.2	Deposits in Trust
Notwithstanding Section 8.1, or any other provision of this Plan to the contrary, the Plan Sponsor shall establish an irrevocable rabbi trust to assist it in funding the Plan obligations with the intention of mirroring notional investments selected by Participants. The Plan Sponsor shall make regular contributions to the trust to align with total Account balances and the Plan Sponsor’s obligations to Participants, and for further clarification, if at any time the trust balance is not sufficient to meet the aggregate Account balances, the Company shall promptly make an additional contribution to the trust so that the trust asset meets Plan Sponsor’s obligations to Participants. Any such trust shall be in accordance with a trust agreement which meets the requirements of Rev. Proc. 92-64 (describing a “rabbi trust”), as it may be amended or supplemented in the future.

ARTICLE 9
GENERAL PROVISIONS

9.1	Administrator

(d)
The Administrator is expressly empowered to limit the amount of Compensation that may be deferred; to deposit amounts into the trust in accordance with Section 8.2 hereof; to employ actuaries, accountants, counsel, and other persons it deems necessary in connection with the administration of the Plan; to request any information from the Plan Sponsor it deems necessary to determine whether the Plan Sponsor would be considered insolvent or subject to a proceeding in bankruptcy; and to take all other necessary and proper actions to fulfill its duties as Administrator; and

(e)
The Administrator shall have the authority and sole discretion to interpret the Plan, to administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument, Deferral Election or agreement relating to the Plan and to determine all questions arising in the administration, interpretation and application of the Plan; to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

(f)	The Administrator shall not be liable for any actions by it hereunder, unless due to its own negligence, willful misconduct or lack of good faith.

(g)
The Administrator (and each individual or committee member appointed to serve as Administrator) shall be indemnified and held harmless by the Plan Sponsor from and against all liability to which it may be subject by reason of any act or omitted done in its capacity as Administrator in good faith in the administration of the Plan and trust (if any), including all expenses reasonably incurred in its defense in the event the Plan Sponsor fails to provide such defense upon the request of the Administrator. The Administrator is relieved of all responsibility in connection with its duties hereunder to the fullest extent permitted by law, except for any liability arising from his or her own willful malfeasance, gross negligence or reckless disregard of his or her duties.

9.2	No Assignment of Benefits of Payments
Benefits or payments under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish the same shall not be valid, nor shall any such benefit or payment be in any way liable for or subject to the debts, contracts, liabilities, engagement or torts of any Participant, or any other person entitled to such benefit or payment pursuant to the terms of this Plan, except to such extent as may be required by law.

9.3	Incompetence
If the Administrator determines that any person to whom a benefit is payable under this Plan is incompetent by reason of physical or mental disability, the Administrator shall have the power to cause the payments becoming due to such person to be made to another for his or her benefit without responsibility of the Administrator or the Plan Sponsor to see to the application of such payments. Any payment made pursuant to such power shall, as to such payment, operate as a complete discharge of the Plan Sponsor.

9.4	Expenses
All expenses incurred in the administration of the Plan, other than customary investment fund expenses, shall be paid by the Plan Sponsor.

9.5	Insolvency
Should the Plan Sponsor be considered insolvent, the Administrator shall cease to make any payments to Participants or their beneficiaries and shall hold any and all assets attributable to the Plan Sponsor for the benefit of the general creditors of the Plan Sponsor.

9.6	Amendment or Modification
The Plan Sponsor may, at any time, in its sole discretion, amend or modify the Plan in whole or in part, except that no such amendment or modification shall have any retroactive effect to reduce any amounts allocated to a Participant’s Accounts, and provided that such amendment or modification complies with Code Section 409A and related regulations thereunder. Notwithstanding the foregoing, no amendment that would adversely affect a Participant’s rights shall be permitted to the following sections of the Plan: this Section 9.6 (amendment), Section 8.2 (rabbi trust funding) or Section 5.2(f) (minimum Investment Funds), without the written consent of such Participant.

9.7	Plan Suspension
The Plan Sponsor further reserves the right to suspend the Plan in whole or in part, except that no such suspension shall have any retroactive effect to reduce any amounts allocated to a Participant’s Accounts, and provided that the distribution of the vested Participant Accounts shall not be accelerated but shall be paid at such time and in such manner as determined under the terms of the Plan immediately prior to suspension as if the Plan had not been suspended.

9.8	Plan Termination
The Plan Sponsor further reserves the right to terminate the Plan in whole or in part, in the following manner, except that no such termination shall have any retroactive effect to reduce any amounts allocated to a Participant’s Accounts, and provided that any distribution in connection with such termination complies with Code Section 409A and related regulations thereunder, which currently provide:

(a)
The Plan Sponsor, in its sole discretion, may terminate the Plan and distribute all vested Participants’ Accounts no earlier than twelve (12) calendar months from the date of the Plan termination and no later than twenty-four (24) calendar months from the date of the

Plan termination, provided however that all other similar arrangements are also terminated by the Plan Sponsor for any affected Participant and no other similar arrangements are adopted by the Plan Sponsor for any affected Participant within a three (3) year period from the date of termination; or

(b)
The Plan Sponsor may decide, in its sole discretion, to terminate the Plan in the event of a corporate dissolution taxed under Code Section 331, or with the approval of a bankruptcy court, provided that the Participants vested Account balances are distributed to Participants and are included in the Participants’ gross income in the latest of: (i) the calendar year in which the termination occurs; (ii) the calendar year in which the amounts deferred are no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which payment is administratively practicable.

9.9	Plan Termination due to a Change-in-Control
The Plan Sponsor may decide, in its discretion, to terminate the Plan in the event of a change in the effective control of the Plan Sponsor, or a change in the ownership of a substantial portion of the Plan Sponsor's assets (each, a “Change-in-Control”) as determined under Section 409A of the Code) and distribute all vested Participants’ Account balances no earlier than thirty (30) days prior to the Change-in-Control and no later than twelve (12) months after the effective date of the Change-in-Control, provided however that the Plan Sponsor must terminate all other similar arrangements for any affected Participant.

9.10	Construction
All questions of interpretation, construction or application arising under or concerning the terms of this Plan shall be decided by the Administrator, in its sole and final discretion, whose decision shall be final, binding and conclusive upon all persons.

9.11	Governing Law
This Plan shall be governed by, construed and administered in accordance with the applicable provisions of Code Section 409A, and any other applicable federal law, provided, however, that to the extent not preempted by federal law this Plan shall be governed by, construed and administered under the laws of the State of Ohio other than its laws respecting choice of law.

9.12	Severability
If any provision of this Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provision of this Plan and this Plan shall be construed and enforced as if such provision had not been included therein.

9.13	Headings
The Article headings contained herein are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of this Plan nor in any way shall they affect this Plan or the construction of any provision thereof.

9.14	Terms

Capitalized terms shall have meanings as defined herein. Singular nouns shall be read as plural, masculine pronouns shall be read as feminine, and vice versa, as appropriate.

9.15	Effect of Plan on Plan Sponsor and Participants
The Plan shall be binding upon the Plan Sponsor, its assigns, and any successor company which shall succeed to substantially all of its assets and business through merger, acquisition or consolidation, and upon a Participant, his heirs, executors and administrators.

9.16	Plan Creates No Guaranty of Continued Employment
The terms and conditions of the Plan shall not be deemed to constitute a contract of employment between the Plan Sponsor and any Eligible Employee. Nothing in this Plan shall of itself be deemed to give an Eligible Employee the right to be retained in the service of the Plan Sponsor or to interfere with any right of the Plan Sponsor to discipline or discharge the Eligible Employee at any time.

9.17	Illegality or Invalidity of Any Plan Provision
In case any provisions of this Plan shall be found illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal and invalid provision had never been included herein.

9.18	Effect of Payment of Plan Benefits
The payment of benefits under the Plan to a Participant or his or her estate shall fully and completely discharge the Plan Sponsor, the Board, and the Committee from all further obligations under this Plan with respect to a Participant, and that Participant’s Deferral Elections, and any outstanding Deferral Elections shall terminate upon such full payment of benefits.

9.19	Effect of Plan Titles and Headings
Titles and headings of the Articles and Sections of the Plan are included for ease of reference only and are not to be used for the purpose of construing any portion or provision of the Plan document.

9.20	Tax Effect and No Guarantee of Investment Returns
The Plan Sponsor does not represent or guarantee that any particular federal, state or local income, payroll, personal property or other tax consequence will result from participation in this Plan. A Participant should consult with professional tax advisors to determine the tax consequences of his or her participation. The Plan Sponsor also does not represent or guarantee investment returns with respect to any predetermined investment options and shall not be required to restore any loss which may result from such investment or lack of investment.

9.21	Claims and Appeals

(a)
If the Administrator either in whole or in part should deny a claim for benefits under the Plan, the Administrator shall furnish to the Participant or other claimant a written notice of the decision within ninety (90) days after the Administrator receives the claim. The notice will contain the specific reasons for the denial, reference to the Plan provisions on which the decision is based, an explanation of any additional material or information necessary for the claimant to perfect the claim, and a statement of the Plan’s appeal procedure.

(b)
A Participant or other claimant may appeal any claim which has been denied by making a written request to the Committee within sixty (60) days of receipt of the written notice of denial of the claim. Such an appellant or his duly authorized representative may review any relevant documents and submit to the Administrator statements in support of the appeal. The Administrator will provide written notice to such appellant of its decision on the appeal within sixty (60) days after receipt of the written request for appeal. The notice will provide specific references to the relevant Plan provisions on which the decision is based.

IN WITNESS WHEREOF, the Plan Sponsor has caused this instrument to be executed by its duly authorized officer, effective as of this 16th of April, 2013.

Pacer International, Inc.
By:
Name: Florian Kete
Title: Vice President, Human Resources